Exhibit 3.23
ARTICLES OF INCORPORATION
OF
FESCO Alaska, Inc.
(An Alaska Business Corporation Incorporated Under the
Alaska Corporations Code: AS 10.06.005 et. seq.)
     The undersigned, a citizen of the State of Alaska and natural person of the age of eighteen years or more, acting as incorporator of this Corporation under the Alaska Corporations Code (Alaska Statue 10.06.005 et. seq.), does hereby adopt the following Articles of Incorporation for such Corporation.
ARTICLE I. CORPORATE NAME
          The name of the Corporation is “FESCO Alaska, Inc.” (hereinafter referred to as the “Corporation”).
ARTICLE II. CORPORATE EXISTENCE
          The Corporation shall have perpetual existence.
ARTICLE III. CORPORATE PURPOSES AND POWERS
          The purpose for which this Corporation is organized is to undertake oil and gas field service activities and to engage in any other lawful act, business, trade, or activity for which corporations may be organized under the Alaska Corporations Code.
          The Corporation shall have the authority to engage in any and all such activities as are incidental or conducive to the attainment of the foregoing purpose or purposes of the Corporation and to exercise any and all powers authorized or permitted under any laws that may be now or hereafter applicable or available to the Corporation.
ARTICLE IV. ALIEN AFFILIATES
          There are no alien affiliates of this Corporation.
ARTICLE V. SHARES OF STOCK
          The aggregate number of shares which the Corporation may issue shall be ONE HUNDRED THOUSAND (100,000) shares of common stock.
ARTICLE VI. REGISTERED OFFICE AND AGENT
          The mailing address of the Corporation’s initial registered office is 1007 West Third Avenue, Suite 100, Anchorage, Alaska 99501. The physical address of the Corporation’s initial registered office is 1007 West Third Avenue, Suite 100, Anchorage, Alaska 99501. The name of the corporation’s initial registered agent is Susan E. Reeves.

ARTICLE VII. CORPORATE DIRECTORS
          The number of Directors constituting the Board of Directors of the Corporation shall be determined in accordance with the provisions of the Alaska Corporations Code and set out in the Bylaws of the Corporation.
ARTICLE VIII. DIRECTOR PERSONAL LIABILITY
          Directors of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for acts or omissions that occur after the effective date of these Articles of Incorporation for the breach of their fiduciary duty as a Director, provided, however, that such exemption from liability shall not apply to (i) a breach of a Director’s duty to loyalty to the Corporation or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) willful or negligent conduct involved in the payment of dividends or the repurchase of stock from other than lawfully available funds; or (iv) a transaction from which the Director derives an improper personal benefit. If the Alaska Corporations Code is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the personal liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Alaska Corporations Code, as so amended. Any repeal or modification of this Article VIII shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.
ARTICLE IX. BYLAW AMENDMENTS
          The Bylaws of the Corporation may be adopted, amended, or repealed, in the manner prescribed by law, either by approval of the shareholders or the Board of Directors, except as otherwise provided by law.
ARTICLE X. INCORPORATOR
          The name and address of the incorporator of this Corporation is as follows:
Joseph N. Levesque, Esq.
Foster Pepper Rubini & Reeves LLC
1007 West third, Suite 100
Anchorage, Alaska 99501
          IN WITNESS WHEREOF, the undersigned, being the sole original incorporator hereinabove named, has executed these Articles of Incorporation in duplicate this 30th day of May, 2001, at Anchorage, Alaska.

/s/ Joseph N. Levesque
JOSEPH N. LEVESQUE